As filed with the Securities and Exchange Commission on October __, 2002
                                                Registration No. 333-___________
 ===============================================================================


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


                            FRANKLIN RESOURCES, INC.
             (Exact name of registrant as specified in its charter)
      DELAWARE                                                13-2670991
(State or other jurisdiction                               (I.R.S. Employer
of incorporation or organization)                           Identification No.)

                     ---------------------------------------
                              ONE FRANKLIN PARKWAY
                           SAN MATEO, CALIFORNIA 94403
                                 (650) 312-2000

               Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)


                            FRANKLIN RESOURCES, INC.
                       1998 EMPLOYEE STOCK INVESTMENT PLAN
                              (Full Title of Plans)
                     ---------------------------------------
                             LESLIE M. KRATTER, ESQ.
                       SENIOR VICE PRESIDENT AND SECRETARY
                              ONE FRANKLIN PARKWAY
                           SAN MATEO, CALIFORNIA 94403
                                 (650) 312-2000

                     (Name and address, including zip code,
        and telephone number, including area code, of agent for service)
                     ---------------------------------------
                                    Copy to:

                             JEFFREY E. TABAK, ESQ.
                           WEIL, GOTSHAL & MANGES LLP
                                767 FIFTH AVENUE
                            NEW YORK, NEW YORK 10153
                                 (212) 310-8000
                     ---------------------------------------


                        CALCULATION OF REGISTRATION FEE
================================================================================
Title of Securities to be   Amount to be    Proposed     Proposed    Amount of
Registered                   Registered     Maximum       Maximum   Registration
                                 (1)        Offering     Aggregate    Fee (1)
                                           Price Per     Offering
                                             Share         Price
--------------------------------------------------------------------------------
Plan Interests in the       Indeterminate     N/A           N/A         N/A
Franklin Resources 1998
Employee Stock Investment
Plan
================================================================================

(1) This Registration Statement covers an indeterminate amount of plan interests which may be offered or sold pursuant to the Franklin Resources, Inc. 1998 Employee Stock Investment Plan. Pursuant to the Division of Corporation Finance Manual of Publicly Available Telephone Interpretations, July 1997 Interpretation G68, there is no fee required where an indeterminate number of plan interests are being registered.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.   INCORPORATION OF DOCUMENTS BY REFERENCE.

          The documents listed below are incorporated by reference in this registration statement:

          (a)(1) The Annual Report on Form 10-K for the fiscal year ended September 30, 2001, filed by Franklin Resources, Inc. (the "Company") with the Securities and Exchange Commission (the "Commission") and (2) the Franklin Resources, Inc. 1998 Employee Stock Investment Plan's (the "Plan"), Annual Report on Form 11-K for the year ended July 31, 2002; and

          (b)(1) The Quarterly Reports on Form 10-Q for the quarters ended December 31, 2001, March 31, 2002 and June 30, 2002 filed by the
          Company and (2) the Current Reports on Form 8-K filed October 25, 2001, January 24, 2002, April 26, 2002, July 25, 2002, August 13, 2002
          and October 24, 2002.

          All documents subsequently filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (other than current reports furnished under Item 9 of Form 8-K), prior to the filing of a post-effective amendment to this Registration Statement which indicate that all securities covered by this Registration Statement have been sold or which deregister all of the securities then remaining unsold, will be deemed to be incorporated by reference in this Registration Statement and to be a part of this document from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference in this document will be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in this document or in any other subsequently filed document which also is or is deemed to be incorporated by reference in this document modifies or supersedes such statement. Any such statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.   DESCRIPTION OF SECURITIES.

          Not applicable.

ITEM 5.   INTERESTS OF NAMED EXPERTS AND COUNSEL.

          Not applicable.

ITEM 6.   INDEMNIFICATION OF DIRECTORS AND OFFICERS.

          Section 145 of the Delaware General Corporation Law ("DGCL") provides that a corporation may indemnify a director, officer, employee or agent made a party to an action by reason of the fact that he was a director, officer, employee or agent of the corporation or was serving at the request of the corporation, against liabilities, costs and expenses actually and reasonably incurred by him in his capacity as a director or officer or arising out of such action, if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal action, had no reasonable cause to believe his conduct was unlawful. No indemnification may be provided where the director, officer, employee or agent has been adjudged by a court, after exhaustion of all appeals, to be liable to the corporation, unless a court determines that the person is entitled to such indemnity.

          Section 102(b)(7) of the DGCL permits a corporation to relieve its directors from personal liability for monetary damages to the corporation or its stockholders for breaches of their fiduciary duty as directors except for (i) a breach of the duty of loyalty, (ii) failure to act in good faith, (iii) intentional misconduct or knowing violation of law,
(iv) willful or negligent violations of certain provisions of the DGCL (Sections 174, 160 and 173) imposing certain requirements with respect to stock purchases, redemptions and dividends or (v) any transaction from which the director derived an improper personal benefit.

          The above provisions of the DGCL are non-exclusive.

          In addition to the above described provisions, the Company's certificate of incorporation relieves its directors from personal liability for a breach of fiduciary duty as a director as set forth in Section 102(b)(7) of the DGCL.

          The Company's by-laws provide that directors, officers, employees and agents who have been successful on the merits or otherwise in a civil or criminal action referred to in Section 145(a) or 145(b) of the DGCL shall be indemnified against expenses, including attorneys' fees, actually and reasonably incurred in connection therewith.

          It is the Company's policy to enter into indemnification agreements ("Indemnification Agreements") with its directors, some of whom are also executive officers ("Indemnified Persons"). The Indemnification Agreements provide for the prompt indemnification "to the fullest extent permitted by law," and the prompt advancing of attorneys' fees and all other costs, expenses and obligations paid or incurred by the Indemnified Person in connection with a Claim.

          A "Claim" consists of participation in any threatened, pending or completed action, or any inquiry or investigation that the Indemnified Person in good faith believes might lead to the institution of any such action, and must be related to the fact that the Indemnified Person is or was a director, officer, employee, agent or fiduciary of the Company or is or was serving at the request of the Company in such a capacity for another entity.

          Additionally, the Indemnification Agreements provide that if the Company pays an Indemnified Person pursuant to the Indemnification Agreements, the Company will be subrogated to the Indemnified Person's rights to recover from third parties.

          However, the  Indemnification Agreements prohibit such indemnification
(i) in connection with any Claim initiated by the Indemnified Person against the Company or any director or officer of the Company unless the Company has joined in or consented to the Claim or (ii) if the Board of Directors or other person or body appointed by the Board of Directors determines that such indemnification is not permitted under applicable law. In the event of such determination, the Indemnified Person agrees to reimburse the Company for all amounts that the Company has advanced to the Indemnified Person in respect of such indemnification.

          The Indemnification Agreements also provide that if there is a change in control of the Company, the Company will seek legal advice from special, independent counsel selected by the Indemnified Person and approved by the Company with respect to matters thereafter arising concerning rights of the Indemnified Person under the Agreement. Additionally, the Indemnification Agreements provide that if there is a potential change in control, the Company will, upon written request of the Indemnified Person, fund a trust to satisfy expenses reasonably anticipated to be incurred in connection with a Claim relating to an indemnifiable event. The Company is not currently, nor does it expect to be, subject to a change in control.

          The Company has purchased an insurance policy indemnifying its officers and directors and the officers and directors of its subsidiaries against claims and liabilities (with stated exceptions) to which they may become subject by reason of their positions with the Company as directors and officers.

          The Commission has taken the position that although indemnification by a registrant for liabilities arising under the Securities Act may be provided as described above, such indemnification is unenforceable because it is against public policy as expressed in the Securities Act. Therefore, if a director, officer or controlling person asserts such a claim for indemnification, the Company will, unless in the opinion of counsel for the Company the question has previously been decided by controlling legal precedent, ask a court of competent jurisdiction to determine whether such indemnification by it is unenforceable as being against public policy as expressed in the Securities Act.

Item 7.   EXEMPTION FROM REGISTRATION CLAIMED.

          Not Applicable.

Item 8.   EXHIBITS.

Exhibit No.         Exhibit Description
----------          -------------------

4.1 Certificate of Incorporation, as filed November 28, 1969 (incorporated by reference to Exhibit (3)(i) to the Registrant's Annual Report on Form 10-K for the fiscal year ended September 30, 1994).

4.2                 Certificate   of   Amendment   of   the   Certificate   of
                    Incorporation, as filed March 1, 1985 (incorporated by reference to Exhibit (3)(ii) to the Registrant's Annual Report on Form 10-K for the fiscal year ended September 30,
                    1994).

4.3                 Certificate   of   Amendment   of   the   Certificate   of
                    Incorporation, as filed April 1, 1987 (incorporated by reference to Exhibit (3)(iii) to the Registrant's Annual Report on Form 10-K for the fiscal year ended September 30,
                    1994).

4.4                 Certificate   of    Amendment  of   the   Certificate   of
                    Incorporation, as filed February 2, 1994 (incorporated by reference to Exhibit (3)(iii) to the Registrant's Annual Report on Form 10-K for the fiscal year ended September 30,
                    1994).

4.5                 Amended and Restated By-laws adopted on June 27, 2002.

4.6 Franklin Resources, Inc. 1998 Employee Stock Investment Plan approved on October 10, 2002.

5.1 Opinion of Weil, Gotshal & Manges LLP as to the legality of the Plan Interests being registered

23.1                Consent of PricewaterhouseCoopers LLP.

23.2                Consent of Weil,  Gotshal & Manges LLP  (included in Exhibit
                    5.1 hereto).

24.1                Power of Attorney (included on signature page).

Item 9.   UNDERTAKINGS.

          (a) The undersigned registrant hereby undertakes:

              (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; and

              (2) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering; and

              (3) that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (c) The undersigned registrant hereby undertakes that insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Mateo, State of California, on this 28th day of October, 2002.

                                    FRANKLIN RESOURCES, INC.


                                   By:    /s/ Charles B. Johnson
                                          ______________________
                                          Charles B. Johnson, Chairman, Chief
                                          Executive Officer and Member - Office
                                          of the Chairman


          KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned constitutes and appoints each of Martin L. Flanagan, and Leslie M. Kratter or any of them, each acting alone, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such person and in his or her name, place and stead, in any and all capacities, to sign this Registration Statement on Form S-8 (including all pre-effective and post-effective amendments), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming that any such attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

          Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons on October 28, 2002 in the capacities indicated.



Date:   October 28, 2002    By:    /s/ Charles B. Johnson
                                   ________________________
                                   Charles B. Johnson, Chairman, Chief Executive
                                   Officer, Member - Office of the Chairman, and
                                   Director


Date:   October 28, 2002    By:    /s/ Harmon E. Burns
                                   ________________________
                                   Harmon E. Burns, Vice Chairman, Member -
                                   Office of the Chairman, and Director


Date:   October 28, 2002    By:    /s/ Anne M. Tatlock
                                   ________________________
                                   Anne M. Tatlock, Vice Chairman, Member -
                                   Office of the Chairman, and Director


Date:   October 28, 2002    By:    /s/ Martin L. Flanagan
                                   ________________________
                                   Martin L. Flanagan, President, Member -
                                   Office of the President, and Chief Financial
                                   Officer


Date:   October 28, 2002    By:    /s/ Gregory E. Johnson
                                   ________________________
                                   Gregory E. Johnson, President, and Member -
                                   Office of the President

Date:   October 28, 2002    By:    /s/ Rupert H. Johnson, Jr.
                                   __________________________
                                   Rupert H. Johnson, Jr., Vice Chairman,
                                   Member - Office of the Chairman, and Director


Date:   October 28, 2002    By:    /s/ Harry O. Kline
                                   __________________________
                                   Harry O. Kline, Director


Date:   October 28, 2002    By:    /s/ James A. McCarthy
                                   __________________________
                                   James A. McCarthy, Director


Date:   October 28, 2002    By:    /s/ Peter M. Sacerdote
                                   __________________________
                                   Peter M. Sacerdote, Director


Date:   October 28, 2002    By:    /s/ Kenneth A. Lewis
                                   __________________________
                                   Kenneth A. Lewis, Vice President - Finance,
                                   Chief Accounting Officer,
                                   and Treasurer


Date:   October 28, 2002    By:    /s/ Louis E. Woodworth
                                   __________________________
                                   Louis E. Woodworth, Director



        Pursuant to the requirements of the Securities Act of 1933, the Plan Administrator of the Franklin Resources, Inc. 1998 Employee Stock Investment Plan has caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Mateo, State of California, on this 28th day of October, 2002.


                                   1998 EMPLOYEE STOCK INVESTMENT PLAN


                                   By:  /s/ Leslie M. Kratter
                                        __________________________
                                        Name: Leslie M. Kratter
                                        Title: Authorized Representative of the
                                               Plan Administrator

Exhibit No.         Exhibit Description
----------          -------------------

4.1 Certificate of Incorporation, as filed November 28, 1969 (incorporated by reference to Exhibit (3)(i) to the Registrant's Annual Report on Form 10-K for the fiscal year ended September 30, 1994).

4.2                 Certificate   of   Amendment   of   the   Certificate   of
                    Incorporation, as filed March 1, 1985 (incorporated by reference to Exhibit (3)(ii) to the Registrant's Annual Report on Form 10-K for the fiscal year ended September 30,
                    1994).

4.3                 Certificate   of   Amendment   of   the   Certificate   of
                    Incorporation, as filed April 1, 1987 (incorporated by reference to Exhibit (3)(iii) to the Registrant's Annual Report on Form 10-K for the fiscal year ended September 30,
                    1994).

4.4                 Certificate   of    Amendment  of   the   Certificate   of
                    Incorporation, as filed February 2, 1994 (incorporated by reference to Exhibit (3)(iii) to the Registrant's Annual Report on Form 10-K for the fiscal year ended September 30,
                    1994).

4.5                 Amended and Restated By-laws adopted on June 27, 2002.

4.6 Franklin Resources, Inc. 1998 Employee Stock Investment Plan approved on October 10, 2002.

5.1 Opinion of Weil, Gotshal & Manges LLP as to the legality of the Plan Interests being registered

23.1                Consent of PricewaterhouseCoopers LLP.

23.2                Consent of Weil,  Gotshal & Manges LLP  (included in Exhibit
                    5.1 hereto).

24.1                Power of Attorney (included on signature page).